ESCROW AGREEMENT

Escrow Agent:	MARK E. RINEHART
Escrowing Parties:	JERRY HANSEN, an individual residing in the State of Utah
TRACY JOHNSON, an individual residing in the State of Utah
THE PI FOUNDATION, INC., a Utah nonprofit corporation
KLEANGAS ENERGY TECHNOLOGIES, INC., a Delaware corporation
FIBER RECOVERY, INC., a Wisconsin corporation

Effective Date: July 22, 2014

1. Establishment of Escrow. Subject to all terms of this Escrow Agreement and in accordance with separate Escrow Instructions that will be given to Escrow Agent by the

Escrowing Parties, Escrow Agent agrees to hold certain documents and other items and to perform his obligations in accordance with the terms and provisions of this Escrow Agreement and the Escrow Instructions. The Escrow Instructions are a part of this Escrow Agreement.

References herein to this Escrow Agreement are references to both this Escrow Agreement and the Escrow Instructions. The documents, funds or other items from time to time deposited with

Escrow Agent hereunder are referred to herein as the “Escrowed Items”.

2. Responsibility for Performance by Escrowing Parties. Escrow Agent shall not be responsible for any failure by any Escrowing Party to perform the Escrowing Party’s obligations in accordance with this Escrow Agreement, the Escrow Instructions, the Stock Purchase

Agreement of even date herewith entered into by the Escrowing Parties (the “Stock Purchase

Agreement”) or any “Transaction Document” contemplated in the Stock Purchase Agreement, or any related agreement.

3. Instructions to Escrow Agent. Escrow Agent shall be protected in acting upon any written instruction given him by the Escrowing Parties, not only as to due execution and validity and the effectiveness of any such instruction’s provisions, but also as to the truth and accuracy of any information therein contained. Where emailed or other electronic instructions are permitted,

Escrow Agent may rely on the genuineness of messages purportedly coming from an email address previously used by a party or specified by the party for the giving of notice without further investigation. Should it be necessary for Escrow Agent to act upon any instructions,

directions, documents or instruments issued or signed by or on behalf of any corporation,

partnership, fiduciary or individual acting on behalf of any Escrowing Party, it shall not be necessary for Escrow Agent to inquire into such Escrowing Party’s authority. Escrow Agent is relieved of the necessity of satisfying himself as to the authority of the persons executing this

Escrow Agreement or any Escrow Instructions in a representative capacity on behalf of any of the Escrowing Parties.

4. Escrow Agent’s Role as Legal Counsel. Escrow Agent and/or Escrow Agent’s

law firm is legal counsel to Jerry Hansen, Tracy Johnson and The PI Foundation. Each of the

Escrowing Parties waives any conflict of interest that might be involved in that relationship as it

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may relate to the role of Escrow Agent hereunder. Escrow Agent shall be compensated for his services by deducting his fees, at his normal hourly rates, from any Escrowed Items or funds including earnest money, held by him. Each of the Escrowing Parties hereby waives any conflict of interest that might otherwise be involved in Escrow Agent’s role under this Escrow

Agreement and Escrow Agent’s or his law firm’s past, present or future representation of Jerry

Hansen, Tracy Johnson and The PI Foundation, and/or Escrow Agent’s past or present representation of Fiber Recovery, Inc., and each Escrowing Party agrees that Escrow Agent and his law firm shall be entitled to continue to represent Jerry Hansen, Tracy Johnson and The PI

Foundation at all times in the future without any conflict of interest, regardless of whether any dispute arises under this Escrow Agreement or any matter contemplated in this Escrow

Agreement.

5. Liability. Escrow Agent shall not be liable for anything which he may do or refrain from doing in connection herewith, except for his own gross negligence, bad faith or willful misconduct.

6. Escrow Agent’s Legal Counsel. Escrow Agent may consult with, and obtain advice from, legal counsel (which may include other attorneys in Escrow Agent’s law firm at their standard hourly rate) in the event of any question as to any of the provisions hereof or his duties hereunder, and he shall incur no liability and shall be fully protected in acting in good faith in accordance with the opinion and instructions of such counsel. The Escrowing Parties

(other than the PI Foundation) shall share equally, and shall pay upon written demand, the cost and expense of any such consultation.

7. Limitation of Duties. Escrow Agent in his capacity as such shall have no duties except those which are expressly set forth herein and in the Escrow Instructions signed by

Escrow Agent, and Escrow Agent shall not be bound by any other agreements of the Escrowing

Parties (whether or not Escrow Agent has any knowledge thereof) nor shall any additional duties be implied. Escrow Agent shall not be deemed a fiduciary of any Escrowing Party.

Notwithstanding any other provision of this Escrow Agreement, in no event shall Escrow Agent be liable, directly or indirectly, for any (a) damages or expenses arising out of the services provided hereunder, or (b) special or consequential damages, even if Escrow Agent has been advised of the possibility of such damages. Except as specifically set forth in Section 4 of this

Escrow Agreement, neither Escrow Agent nor his law firm is acting as legal counsel to any

Escrowing Party.

8. Resignation or Termination of Escrow Agent. Escrow Agent shall have the right to resign at any time by giving five days prior written notice of such resignation to the Escrowing

Parties. The Escrowing Parties shall have the right to terminate the services of Escrow Agent hereunder at any time by giving joint, written notice (with such written notice being signed by each of the Escrowing Parties) of such termination to Escrow Agent, in each case specifying the effective date of such resignation or termination. Within five days after receiving or delivering the aforesaid notice, as the case may be, the Escrowing Parties will appoint a successor escrow agent to which Escrow Agent shall distribute the property then held hereunder in accordance with the terms hereof, less any fees and expenses that may be payable to Escrow Agent. If a successor escrow agent has not been appointed and accepted such appointment by the end of such five day period, Escrow Agent may interplead the Escrowed Items or otherwise deliver or

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apply to any court of competent jurisdiction for the appointment of a successor escrow agent, and the reasonable costs and expenses which are incurred in connection with any such proceeding shall be paid out of the Escrowed Items or by the Escrowing Parties, jointly and severally.

Except as otherwise agreed in writing by the Escrowing Parties, the resignation or termination of

Escrow Agent shall not cause or permit any Escrowed Items to be released from this Escrow

Agreement unless interpleaded with the court or unless and until a successor escrow agent has been appointed in accordance with this Section 8. Upon interpleader or the appointment of a successor escrow agent and the delivery of all Escrowed Items held hereunder (other than fees and expenses payable to Escrow agent) to such successor escrow agent, Escrow Agent shall be released from any and all liabilities arising hereunder.

9. Discharge of Escrow Agent. Upon delivery of all of the Escrowed Items pursuant to the terms of Section 8 above or pursuant to the Escrow Instructions, Escrow Agent shall thereafter be discharged from any further obligations hereunder. Escrow Agent is hereby authorized, in any and all events, to comply with and obey any and all judgments, orders and decrees of any court of competent jurisdiction which may be filed, entered or issued, and all final arbitration awards and, if he shall so comply or obey, he shall not be liable to any other person by reason of such compliance or obedience.

10. Interpleading of Assets upon Dispute. In the event that (a) any dispute shall arise between the Escrowing Parties with respect to the disposition or disbursement of any of the

Escrowed Items held hereunder, or (b) Escrow Agent shall be uncertain as to how to proceed in a situation not explicitly addressed by the terms of this Escrow Agreement whether because of conflicting demands by the Escrowing Parties hereto or otherwise, or (c) for any other reason in

Escrow Agent’s sole discretion, Escrow Agent shall be entitled to interplead all of the Escrowed

Items held hereunder to a court of competent jurisdiction, and thereafter Escrow Agent shall be fully relieved from any and all liability or obligation with respect to such interpleaded assets or compliance with the terms of this Escrow Agreement or any Escrow Instructions. The Escrowing

Parties agree to pursue any redress or recourse in connection with such a dispute, without making

Escrow Agent a party to the same, and agree to waive and hereby waive any potential conflicts of interest Escrow Agent may have with relation to Escrow Agent’s relationship with any

Escrowing Party hereto, and, provided that Escrow Agent has interplead the assets held hereunder according to this Section 10, each of the Escrowing Parties hereby specifically waives any objection to Escrow Agent acting as legal counsel to Jerry Hansen, Tracy Johnson or The PI

Foundation with relation to any dispute arising hereunder or to any matters relating to the

Transaction Documents.

11. Agents of Escrow Agent. Escrow Agent shall have the right to perform any of his duties hereunder through agents, attorneys, custodians or nominees.

12. Garnishment of Escrowed Items. If any of the Escrowed Items shall be attached,

garnished or levied upon by any court order, or the delivery thereof shall be stayed or enjoined by an order of a court, or any order, judgment or decree shall be made or entered by any court order affecting the property deposited under this Escrow Agreement, Escrow Agent is hereby expressly authorized, in his sole discretion, to obey and comply with all writs, orders or decrees so entered or issued, which he is advised by legal counsel of his own choosing is binding upon him, whether with or without jurisdiction, and in the event that Escrow Agent obeys or complies

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with any such writ, order or decree he shall not be liable to any of the Escrowing Parties hereto or to any other person, firm or corporation, by reason of such compliance notwithstanding such writ, order or decree be subsequently reversed, modified, annulled, set aside or vacated.

13. Indemnification. The Escrowing Parties agree, severally and jointly, to indemnify

Escrow Agent for and to hold him harmless from and against any loss, liability or reasonable expense (including reasonable attorneys’ fees and expenses, including fees of Escrow Agent’s law firm) incurred by Escrow Agent arising out of or in connection with his performance under this Escrow Agreement. Escrow Agent shall have a lien or right of setoff on all funds, monies or other assets held hereunder to pay all of his fees and reimbursable expenses or fees or any other item payable to or for Escrow Agent as permitted under this Escrow Agreement. The obligations of the Escrowing Parties under this Section 13 shall survive the termination of this Escrow

Agreement or the resignation or removal of Escrow Agent for any reason.

14. Escrow Costs. Escrow Agent shall be entitled to be paid fees for his services under this Escrow Agreement, and in addition to such fee to be reimbursed for his reasonable costs and expenses incurred in connection with maintaining the Escrowed Items hereunder.

Escrow Agent shall be entitled and is hereby granted the right to set off and deduct from the

Escrowed Items any unpaid fees, non-reimbursed expenses and unsatisfied indemnification rights from such Escrowed Items, and Escrow Agent may include in any deduction from the

Escrowed Items any bank imposed fee related to the wire-transfer of funds to Escrow Agent’s account. In the event that Escrow Agent is made a party to litigation with respect to any Escrow

Item or this Escrow Agreement, or brings an action in interpleader or in the event that the conditions of the Escrow Instructions are not promptly fulfilled, or Escrow Agent is required to render any service not provided for in this Escrow Agreement, or there is any assignment of the interest of this escrow or any modification hereof, Escrow Agent shall be entitled to reasonable compensation for all such services and reimbursement for all fees, costs, liability and expenses,

including reasonable attorneys’ fees.

15. Limitations on Rights to Escrowed Items. None of the Escrowing Parties shall have any right, title or interest in or to, or possession of, the Escrowed Items and therefore shall not have the ability to pledge, convey, hypothecate or grant as security all or any portion of the

Escrowed Items unless and until such Escrowed Items have been released pursuant to applicable provisions of this Escrow Agreement. Accordingly, Escrow Agent shall be in sole possession of the Escrowed Items and shall not act as custodian or agent of the Escrowing Parties under this

Escrow Agreement for the purposes of perfecting a security interest therein, and no creditor of any of the Escrowing Parties shall have any right to have or to hold or otherwise attach or seize all or any portion of the Escrowed Items as collateral for any obligation and shall not be able to obtain a security interest in any of the Escrowed Items unless and until such Escrowed Items have been released pursuant to applicable provisions of this Escrow Agreement.

16. Notice. Any notice required or permitted to be given hereunder shall be made in the same manner as notices under the Stock Purchase Agreement. Notices to any Escrowing

Party shall be delivered to the address of such party specified in the Stock Purchase Agreement.

Notices to Escrow Agent shall be delivered to Mark E. Rinehart, Callister Nebeker &

McCullough, 2180 S. 1300 East, Suite 600, Salt Lake City, Utah 84109.

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17. Governing Law, Jurisdiction and Venue. This Escrow Agreement shall be governed by and interpreted under the laws of the State of Utah. In the event that any party hereto commences a lawsuit or other proceeding relating to or arising from this Escrow

Agreement, the parties hereto agree to the exclusive personal jurisdiction by and exclusive venue in the state and federal courts in the State of Utah and waive any objection to such jurisdiction or venue. The parties hereto consent to and agree to submit to the jurisdiction of any of the courts specified herein and agree to accept service of process to vest personal jurisdiction over them in any of these courts.

IN WITNESS WHEREOF, the Escrowing Parties have executed and delivered this

Agreement on the dates set forth below, to be effective as of the Effective Date.

Date:
JERRY HANSEN, an individual residing in the State of Utah

Date:
TRACY JOHNSON, an individual residing in the State of Utah

THE PI FOUNDATION, INC., a Utah nonprofit corporation

Date:	By:
	Name:	Scott M. McCullough
	Title:	Executive Director

KLEANGAS ENERGY TECHNOLOGIES, INC., a Delaware corporation

Date:	By:
Name:
Title:

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FIBER RECOVERY, INC., a Wisconsin

corporation

Date:	By:
Name:
Title:

Accepted and agreed to on the date set forth below, to be effective as of the Effective Date.

Date:
MARK E. RINEHART, Escrow Agent

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